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Exhibit 99.1

                               SECOND AMENDMENT TO

                          SECURITIES PURCHASE AGREEMENT

         This Second Amendment to the Securities Purchase Agreement (this "Amendment") is made and entered into as of April 2, 2008 by and among MicroIslet, Inc., a Nevada corporation (the "Company"), and SMR 1996 Trust III, a New York trust (the "Purchaser"). The Company and the Purchaser are collectively referred to as the "Parties."

         WHEREAS, the Parties previously entered into to that certain Securities Purchase Agreement on January 24, 2008 and that certain First Amendment to Securities Purchase Agreement and Promissory Note on March 17, 2008 (together, the "Purchase Agreement"); and

         WHEREAS, the Parties desire to further amend the Purchase Agreement to increase the aggregate original principal amount of the Notes issued or issuable pursuant to the Agreement from $2,500,000 to $4,500,000.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.     Amendment to Section 1.1. The definition of "Notes" set forth in
Section 1.1 of the Purchase Agreement is hereby amended to read as follows:

               "Notes" means, collectively, the Subordinated Convertible Unsecured Revolving Promissory Notes of the Company, each in the form of Exhibit A, in an aggregate original principal amount not to exceed $4,500,000, issued or issuable to the Purchasers at the Closings pursuant to this Agreement."

         2. Ratification and Effect. The Purchase Agreement as hereby amended by this Amendment, is hereby ratified and confirmed as being in full force and effect. Except as and to the extent amended by this Amendment, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

         3. Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

         4. Counterparts; Facsimile. This Amendment may be executed in one or more counterparts and via facsimile, each of which shall be deemed an original instrument but all of which taken together will constitute one and the same instrument.


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


THE COMPANY:

MicroIslet, Inc., a Nevada corporation

By:  /s/ Michael J. Andrews
   -----------------------------
       Michael J. Andrews
       Chief Executive Officer


PURCHASERS:

SMR 1996 Trust III, a New York trust

By:   /s/ Ronald Katz
      -------------------------------
       Ronald Katz
       Trustee

By:    /s/ Martin Edelman
       ------------------------------
       Martin Edelman
       Trustee




                       [SIGNATURE PAGE TO SECOND AMENDMENT

                        TO SECURITIES PURCHASE AGREEMENT]